EXHIBIT 32.2

Certification of

Principal Financial Officer and Principal Accounting Officer

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Freedom Holdings, Inc., (the “Company”) on Form 10-Q for the period ending March 31, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Brian Odle, Interim Chief Financial Officer and a Director of the Company, certify, to my knowledge that:

(i) the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Freedom Holdings, Inc.

/s/: Brian Odle
Brian Odle
Interim Chief Financial Officer, Director
Date: July 07, 2025